Exhibit 10.1

This NOMINATION RIGHTS AGREEMENT (this “Agreement”) is made as of the 15th day of January, 2021, among:

SUBVERSIVE CAPITAL ACQUISITION CORP.

(the “Company”);

SUBVERSIVE CAPITAL SPONSOR, LLC

(the “Sponsor”); and

GRHP MANAGEMENT, LLC

(the “Shareholders’ Representative”).

WHEREAS, the Company is party to a Transaction Agreement, dated as of November 24, 2020, among the Company, CMG Partners, Inc., a Delaware corporation (“Caliva”) and the other parties thereto (the “Caliva Transaction Agreement”), pursuant to which a wholly-owned subsidiary of the Company will be merged into Caliva and all outstanding shares of capital stock of Caliva will be converted into common shares of the Company (the “Caliva Transaction”);

WHEREAS, the Company is party to a Transaction Agreement, dated as of November 24, 2020, among the Company, Left Coast Ventures, Inc., a Delaware corporation (“LCV”), and the other parties thereto (the “LCV Transaction Agreement”), pursuant to which a wholly-owned subsidiary of the Company will be merged into LCV and all outstanding shares of capital stock of LCV will be converted into common shares of the Company (the “LCV Transaction”);

WHEREAS, the Company, a special purpose acquisition corporation incorporated under the laws of British Columbia, completed its initial public offering on July 16, 2019, its shares of Class A Shares are listed on the Neo Exchange, Inc. (the “Exchange”), and the Caliva Transaction and the LCV Transaction are collectively intended to constitute the “qualifying transaction” of the Company as such term is defined in the Exchange’s Listing Manual pertaining to special purpose acquisition corporations (the “Qualifying Transaction”); and

WHEREAS, the execution and delivery of this Agreement is a condition to the consummation of the Caliva Transaction and the LCV Transaction, and the parties hereto mutually desire to enter into this Agreement in order to provide, inter alia, for certain rights and provisions with regard to the Board of Directors of the Company and certain nomination rights for Sponsor and the Shareholders’ Representative, as holders or representative of holders of significant shares in the Company.

NOW THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

EFFECTIVENESS

1.1	Effectiveness

This Agreement shall become effective immediately upon closing of the Qualifying Transaction.

ARTICLE 2

DEFINITIONS AND INTERPRETATION

2.1	Definitions

In this Agreement, the following terms have the following meanings:

“Affiliate” means, as to any specified Person, any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the specified Person. For this purpose the term “control” (including the terms “controlling”, “controlled by”, and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise;

“Applicable Securities Laws” means the securities legislation in each of the provinces and territories of Canada, including all rules, regulations, instruments, policies, notices, published policy statements and blanket orders thereunder or issued by one or more of the Canadian Securities Regulatory Authorities;

“Board” means the board of directors of the Company;

“Business Day” means any day expect a Saturday, Sunday or any other day on which commercial banks are required or authorized to close in Toronto, Ontario, Canada, Vancouver, British Columbia, Canada or in the State of California, United States of America;

“Company” has the meaning set out in the preamble to this Agreement;

“Constating Documents” means articles of incorporation, amalgamation, or continuation, as applicable, by-laws, limited partnership agreement or other constating documents and all amendments thereto;

“Director” means a director on the Board;

“Director Election Meeting” means any meeting of the shareholders of the Company at which Directors are to be elected to the Board;

“Effective Time” means the Effective Time of the Caliva Transaction as provided in the Caliva Agreement; “Party” or “Parties” means one or more of the parties to this Agreement;

“Person” means an individual, partnership, limited partnership, corporation, company, unlimited liability company, trust, unincorporated organization, association, government, or any department or agency thereof and the successors and assigns thereof or the heirs, executors, administrators or other legal representatives of an individual;

“Shareholders” means holders of Shares of the Company;

“Shares of the Company” means the shares of capital stock of the Company; and

“Subsidiary” means, with respect to any Person, any corporation or other entity of which the majority of voting power of (a) the voting equity securities or (b) the outstanding equity interests (calculated on a fair market value basis) is owned, directly or indirectly, by such Person.

2.2	Rules of Construction

Unless the context otherwise requires, in this Agreement:

(a)

“Agreement”, “this Agreement”, “the Agreement”, “hereto”, “hereof”, “herein”, “hereby”, “hereunder” and similar expressions mean or refer to this Agreement, as amended, supplemented or amended and restated from time to time, including the Schedules attached hereto or to any amendment to this Agreement, and any agreement or instrument supplemental hereto, and unless otherwise expressly stated herein, the expressions “Article”, “Section” and “Schedule” followed by a number or a letter mean and refer to the specified Article, Section or Schedule of this Agreement;

(b)

the division of this Agreement into Articles, Sections, subsections and clauses and the insertion of headings and a table of contents are provided for convenience of reference only and shall not affect the construction or interpretation thereof and all references to designated Articles, Sections or other subdivisions or to Schedules, are references to Articles, Sections or other subdivisions or to Schedules of this Agreement;

(c)	words importing the singular number only shall include the plural and vice versa, and words importing the use of any gender shall include all genders;

(d)

the words “includes” and “including”, when following any general term or statement, are not to be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters, but rather as referring to all other items or matters that could reasonably fall within the broadest possible scope of the general term or statement;

(e)	if any date on which any action is required to be taken under this Agreement is not a Business Day, such action will be required to be taken on the next succeeding Business Day; and

(f)

reference to any statute shall be deemed to be a reference to such statute as amended, re-enacted or replaced from time to time, including every regulation made pursuant thereto, all amendments to the statute or to any such regulation in force from time to time, and any statute or regulation which supplements or supersedes such statute or any such regulation.

ARTICLE 3

BOARD NOMINATION RIGHTS

3.1	Size and Composition of the Board

(a)

For the period beginning on the Effective Time and ending on the date of final determination and payment, if any, of the Contingent Transaction Consideration (the “Earnout Period”), the members of the Board of the Company shall be nominated in accordance with this Section 3. Subject to Section 3.3, at all times during the Earnout Period the Board shall consist of seven (7) members.

(b)

The members of the Board, as of the Effective Time, shall be comprised of the following Persons: (i) Daniel Neukomm, Carol Bartz and Al Foreman designated as the CMG Directors, (ii) Michael Auerbach and Leland Hensch designated as the Sponsor Directors, and (iii) Desiree Perez and Jeff Allen designated as the Co-Nominated Directors

(collectively, the “Initial Directors”). The Initial Directors shall serve until the earlier to occur of the (i) first meeting of the shareholders of Company at which directors are to be elected (each such meeting at which directors are elected, a “Director Election Meeting”), or (ii) the death, resignation, termination, disqualification, or removal of such Initial Director; provided that, an early vacancy of an Initial Director for any reason shall be replaced by a director designated in accordance with Section 3.4.

(c)

At any time after the Effective Time, if the Board determines to appoint the Chief Executive Officer of the Company (the “CEO”) to the Board, or otherwise expand the size of the Board during the Earnout Period (either, a “CEO Event”), the number of members of the Board shall be increased to nine (9) and two new Directors shall be appointed by the Board to fill the resulting vacancies, and thereafter shall be nominated, in each case in accordance with Section 3.2(b) below. In order to effectuate the increase in the number of directors and appointments to the Board due to a CEO Event, the Company shall take all such actions as are necessary, in accordance with the Company’s Constating Documents and applicable Law.

3.2	Designation of Nominees

(a)

At all times during the Earnout Period and prior to a CEO Event, nominees for election as director by the Company and included as a nominee for election as director in any management information circular of the Company relating to a Director Election Meeting shall be nominated as follows: (i) the Shareholders’ Representative (including, any successor Shareholders’ Representative) will have the right to nominate three (3) directors to serve on the Board, and proportionate number on any committees thereof, (ii) Sponsor will have the right to nominate two (2) directors to serve on the Board, and proportionate number on any committees thereof, and (iii) Sponsor and Shareholders’ Representative will mutually agree to nominate two (2) directors to the Board, and a proportionate number on any committees thereof (the “Co-Nominated Directors”).

(b)

At all times after a CEO Event, nominees for election as director by the Company and included as a nominee for election as director in any management information circular of the Company relating to a Director Election Meeting shall be nominated as follows: (i) the Shareholders’ Representative (including, any successor Shareholders’ Representative) will have the right to nominate four (4) directors to serve on the Board, and proportionate number on any committees thereof, (ii) Sponsor will have the right to nominate two (2) directors to serve on the Board, and proportionate number on any committees thereof, (iii) Sponsor and Shareholders’ Representative will mutually agree to nominate two (2) directors to the Board, and proportionate number on any committees thereof, and (iv) Sponsor and Shareholders’ Representative may nominate the new CEO (or any subsequent CEO) as a director on the Board.

(c)

Each of the Shareholders’ Representative and Sponsor having nomination rights in accordance with this Section 3 shall be referred to herein as a “Nominating Person”. The directors nominated (i) by the Shareholders’ Representative pursuant to this Section 3 shall be referred to herein as the “CMG Directors”, and (y) by the Sponsor pursuant to this Section 3 shall be referred to herein as the “Sponsor Directors”. Each Initial Director and any other individual nominated or designated to serve as member of the Board pursuant to this Section 3 is referred to herein as a “Director Designee”.

3.3	Nomination Procedures

(a)

As long as a Party has a right to designate a Director Designee under Section 3.2, the Company shall notify such Party of any Director Election Meeting at least 75 calendar days prior to the date of such Director Election Meeting.

(b)

As long as a Party has a right to designate a Director Designee under Section 3.2, such Party may notify the Company of its Director Designee at any time following receipt of the notice provided by the Company in accordance with Section 3.3(a), but no less than 60 calendar days prior to the date of any Director Election Meeting. If, prior to the Director Election Meeting, a Nominee designated under Section 3.2 is unable or unwilling to serve as a Director, then the Party who nominated such Nominee will be entitled to designate a replacement provided that such designation is provided in advance of the issuance of any management information circular relating to any Director Election Meeting or any written consent submitted to Shareholders for the purpose of electing Directors.

(c)

If a Party fails to deliver notice to the Company of a Director Designees at least 60 calendar days prior to the date of any Director Election Meeting, such Party shall be deemed to have designated the same Person previously designated by it that serves as the CMG Director or Sponsor Director, as applicable, at such time.

(d)

The Company shall use its best efforts to cause the election of the Director Designee to the Board at each Directors Election Meeting, and shall otherwise support, recommend and endorse the election of the Director Designees (and include expression of such support, recommendation and endorsement in any management information circular prepared by the Company). The Company will notify Shareholders that if such Shareholder designates a representative of the Company as its proxyholder, such proxyholder will vote such Shareholders’ Shares of the Company in favor of the Director Designees. The Director Designees shall be nominated in accordance with Company’s Constating Documents or other policies determined from time to time by the Board for nominating directors. Without limiting the generality of the foregoing, the Company shall (i) nominate for election and include in any management information circular relating to any Director Election Meeting (or submit to Shareholders by written consent, if applicable) each Director Designee nominated under Section 3.2, (ii) recommend (and reflect such recommendation in any management information circular relating to any Director Election Meeting or in any written consent submitted to Shareholders for the purpose of electing Directors) that the Shareholders vote to elect each such Director Designee as a Director for a term of office expiring at the subsequent annual meeting of the Shareholders, (iii) use reasonable commercial efforts to solicit, obtain proxies in favor of and otherwise support the election of such Director Designees at the applicable Director Election Meeting, and (iv) take all other reasonable steps which it considers in its sole discretion may be necessary or appropriate to recognize, enforce and comply with the rights of the Shareholders’ Representative and the Sponsor, as applicable, under this Article 3.

3.4	Replacement Appointments; Vacancies; Director Tenure

(a)

Any Director Designee who is elected or appointed to the Board (each such individual, a “Designated Director”) shall serve on the Board, to hold office in accordance with Company’s Constating Documents, until the earlier of his or her death, resignation, termination, failure to meet Director Requirements or other disqualification, or removal, or other interim vacancy of a member of the Board or until his or her successor is duly elected and qualified, as the case may be. For the avoidance of doubt, a Designated Director shall not be required to resign, and shall not be removed from service as a director of Company, by reason of the expiration of the Nominating Person’s right to appoint a director pursuant to this Section 3, but rather shall be entitled to serve the rest of his or her then current term as a director of Company.

(b)

If at any time a vacancy on the Board is created as a result of the death, resignation, termination, failure to meet Director Requirements or other disqualification, or removal, or interim vacancy of a member of the Board, then Company (acting through the Board) shall take all steps required to effect the appointment to the Board, as soon as reasonably practicable thereafter (but in any event before any subsequent actions of the Board are to be taken), of an individual designated by the Nominating Person originally authorized to nominate such director in accordance with Section 3.2 above.

3.5	Qualifications

(a)

Each Director Designee must qualify to act as a director of Company pursuant to the applicable requirements under the Business Corporations Act (British Columbia), applicable Canadian and United States securities laws, the rules of the NEO Exchange, Inc. and any other stock exchange on which the Shares of the Company are now or hereafter listed, and in compliance with any other applicable Law and the Constating Documents of the Company (the “Director Requirements”).

(b)

For avoidance of doubt, the Director Requirements do not include or require that a Director qualify as Independent (defined below); provided that Sponsor and Shareholders’ Representative shall use all commercially reasonable efforts to ensure that at all times a majority of their respective Director Designees are Independent. For purposes hereof, a member of the Board shall be “Independent” if such Director qualifies as an independent director under applicable Canadian and United States securities laws, the rules of the NEO Exchange, Inc. and any other stock exchange on which the Shares of the Company are now or hereafter listed.

(c)

The Company shall not adopt, implement or change any Director Requirement in a manner that would adversely affect the ability of any CMG Director to satisfy any Director Requirement, except to the extent expressly required under applicable Canadian and United States securities laws, the rules of the NEO Exchange, Inc. and any other stock exchange on which the Shares of the Company are now or hereafter listed.

3.6	Written Consent or Resolutions

The provisions of this Article 3 applicable to Director Election Meetings shall apply mutatis mutandis to any written consent or resolutions of Shareholders relating to the election of Directors, if permitted under applicable law and the Constating Documents of the Company.

3.7	Committees; Committee Membership

(a)

Subject to applicable Canadian and United States securities laws, the rules of the NEO Exchange, Inc. and any other stock exchange on which the Shares of the Company are now or hereafter listed, as long as each of the Shareholders’ Representative and the Sponsor has the right to designate a Nominee under Section 3.2, the Shareholders’ Representative and the Sponsor, respectively, shall also be entitled to have a proportionate number of the CMG Directors and the Sponsor Directors, as applicable, serve on each committee of the Board.

(b)	The initial standing Committees of the Board and their initial membership are set forth on Exhibit A attached hereto.

(c)

In addition to the Board Committees, the Company shall, at least until the end of the Earnout Period, maintain an Acquisition Committee comprised of Board members and other senior executives of the Company and its subsidiaries (the “Acquisition Committee”).

3.8	Board Operations

(a)

All notices of Board meetings shall be delivered by hand or transmitted by facsimile or e-mail at least five (5) Business Days prior to the date of the Board meeting. However, emergency Board meetings may be called by the Chair of the Board in the case of a situation involving matters upon which prompt action is deemed necessary by giving notice at least two (2) Business Days prior to the date of such Board meeting (unless less notice is required in the circumstances). All notices of Board meetings shall specify the time, date and place of the Board meeting and contain a brief but complete summary of all business on the agenda of the Board meeting.

(b)

Each Director (i) shall be entitled to indemnification protection and liability insurance coverage on the same terms as all other members of the Board, and (ii) who is not otherwise an employee of the Company or one of its Subsidiaries, shall be entitled to compensation for services rendered to the Board (including any committee of the Board) at levels, and otherwise on terms, comparable to other members of the Board who are not employees of Company or any of its Subsidiaries.

(c)

Any Director may participate in a Board meeting by means of a telephonic, electronic or other communication facility. A director participating by such means is deemed to be present at the Board meeting or of any committee by a communications medium other than telephone if all directors participating in the medium, whether in person or by telephone or other communications medium, are able to communicate with each other and if all directors who wish to participate in the meeting agree to such participation.

3.9	Board Observers; Executive Leadership Team

(a)

In addition to the rights set forth herein, the following Persons shall be entitled to serve as an observer to the Board and its Committees as follows (the “Observers”): during the Earnout Period, one (1) additional Observer appointed by each of Sponsor and Shareholders’ Representative, respectively (together with any temporary or permanent substitute or replacement Observer designated in writing at any time). The initial Observers appointed by Sponsor and the Shareholders’ Representative shall be Christopher Akelman and Rich Brown, respectively, or their respective designees. Each Observer and any other individual designated to serve as the Observer pursuant to this Section is referred to herein as an “Observer Designee”.

(b)

The Observer Designees shall be entitled to attend each regularly scheduled and special meeting (including telephonic meetings) of the Board and/or its Committees as a non-voting observer and to reasonably participate in discussions with the Board, but shall not have any right to vote on or otherwise approve or disapprove any item that comes before the Board and/or its Committees and the Company shall not be under any obligation to take any action with respect to any proposals made by an Observer Designee. Notice of the time and place of each such meeting shall be given to the Observer Designee in the same manner and at the same time as notice is given to the members of the Board and/or its Committees. The Observer Designee shall be given copies of all notices, reports, minutes, consents and other documents and materials at the time and in the manner as are provided to the Board and/or its Committees.

(c)

Notwithstanding the foregoing, the Board and/or its Committees may, upon the advice of outside counsel, determine not to provide the Observer Designee with copies of any notices, reports, minutes, consents and other documents and materials (or any portion thereof) or to exclude the Observer Designee from any portion of any meeting of the Board and/or its Committees if the Board and/or its Committees reasonably determines that access to any such materials or attendance at such portion of any meeting is reasonably likely to

(i)

violate the terms of any confidentiality agreement to which Company or any of its Subsidiaries is subject, (ii) adversely affect the preservation of any attorney-client privilege, or (iii) prevent the members of the Board and/or its Committees from engaging in attorney-client privileged communication with counsel. Notwithstanding the foregoing, Company shall have no obligation under this Section until such time as the Observer Designee has executed a non-disclosure agreement in form and substance satisfactory to Company, acting reasonably.

(d)

In addition to the foregoing, the Chief Executive Officer of the Company and the Executive Leadership Team to be designated by the Chief Executive Officer will be present at all meetings of the Board, recusing themselves if and as appropriate.

ARTICLE 4

AMENDMENTS

4.1	Amendments and Modifications

This Agreement may not be amended or modified except by an agreement in writing executed by the Parties.

4.2	Changes in Capital of the Company

At all times after the occurrence of any event which results in a change to the Shares of the Company, this Agreement will forthwith be amended and modified as necessary in order that it will apply with full force and effect, with appropriate changes, to all new securities into which the Shares of the Company are so changed, and the Parties will execute and deliver a supplemental agreement giving effect to and evidencing such necessary amendments and modifications.

ARTICLE 5

GENERAL

5.1	Application of this Agreement

The terms of this Agreement shall apply mutatis mutandis to any shares or other securities of the Company or any Subsidiary thereof or any successor entity that may be received by the Shareholder Representative and/or Sponsor on a merger, amalgamation, arrangement or other reorganization of or including the Company or any Subsidiary thereof and, prior to any such action being taken, the Parties shall give due consideration to any changes that may be required to this Agreement in order to give effect to the intent of this Section 5.1.

5.2	Termination

This Agreement will automatically terminate upon the earliest to occur of the following events:

(a)

the later of (i) the first date on which neither Sponsor, on the one hand, nor the shareholders receiving Shares of the Company pursuant to the Caliva Agreement in the aggregate, on the other hand, owns, controls or directs, directly or indirectly, in the aggregate, at least 5% of the then-outstanding Shares of the Company (on a non-diluted basis), or (ii) the last day of the Earnout Period;

(b)	the Agreement is terminated by mutual written agreement of the Parties; and

(c)	the dissolution or liquidation of the Company.

5.3	Assignment

This Agreement is not assignable by the Shareholders’ Representative or Sponsor without the Company’s prior written consent; provided, however, that in the event that the Shareholders’ Representative changes pursuant to the terms of the Caliva Agreement, the successor Shareholders’ Representative appointed pursuant thereto shall automatically succeed to the rights and obligations of the Shareholders’ Representative hereunder (and all previously appointed Board Designees shall remain on the Board and applicable Committees until their successors are duly appointed in accordance with this Agreement or their death or resignation). This Agreement is not assignable by the Company, except with the prior written consent of both the Shareholders Representative and the Sponsor.

5.4	Specific Performance

The Parties agree that irreparable harm would occur, for which money damages would not be an adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties may seek injunctive relief, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement, and to enforce compliance with the terms of this Agreement without the proof of actual damages and without any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to any other remedy to which the Parties may be entitled at law, equity or under this Agreement.

5.5	Further Assurances

Each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions.

5.6	Time

Time is of the essence of this Agreement.

5.7	Public Filing

The Parties hereby consent to the public filing of this Agreement if any Party is required to do so by law or by applicable regulations or policies of any regulatory agency of competent jurisdiction or any stock exchange.

5.8	Notices to Parties

Any notice, approval, consent, information, payment, request or other communication (in this Section, a “Notice”) to be given under or in connection with this Agreement shall be effective if in writing and (i) delivered personally, (ii) sent by e-mail, or (iii) sent by overnight courier, in each case, addressed as follows:

(a)	if to the Company:

Subversive Capital Acquisition Corp.

135 Grand Street, 2nd Floor

New York, NY 10013

Attention: Michael Auerbach; Leland Hensch

E-mail: michael@subversivecapital.com; leland@subversivecapital.com

With a copy (which shall not constitute notice) to:

Paul Hastings LLP

200 Park Avenue

New York, NY 10166

Attention: Barry A. Brooks; Mike Huang

E-mail: barrybrooks@paulhastings.com; mikehuang@paulhastings.com

(b)	if to Shareholders’ Representative:

GRHP Management, LLC

1500 Leigh Ave.

San Jose, CA 95125

Attention: Rich Brown

E-mail: rbrown@brprinters.com

with a copy (which shall not constitute notice) to:

Benesch, Friedlander, Coplan & Aronoff LLP

71 South Wacker Drive, Suite 1600

Chicago, IL 60606

Attention: William E. Doran

wdoran@beneschlaw.com

(c)	if to Sponsor:

Subversive Capital Sponsor, LLC

135 Grand Street, 2nd Floor

New York, NY 10013

Attention: Michael Auerbach; Leland Hensch

E-mail: michael@subversivecapital.com; leland@subversivecapital.com with a copy (which shall not constitute notice) to:

Paul Hastings LLP

200 Park Avenue

New York, NY 10166

Attention: Barry A. Brooks; Mike Huang

E-mail: barrybrooks@paulhastings.com; mikehuang@paulhastings.com

Unless otherwise specified herein, such notices or other communications shall be deemed effective (i) on the date received, if personally delivered, (ii) on the date received if delivered by e-mail on a Business Day, or if not delivered on a Business Day, on the first Business Day thereafter and (iii) two (2) Business Days after being sent by overnight courier. Each of the Parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other Parties hereto. An accidental omission in the giving of, or failure to give, a Notice required by this Agreement will not invalidate or affect in any way the legality of any meeting or other proceeding in respect of which such Notice was or was intended to be given.

5.9	Entire Agreement

This Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral agreements between such Parties, in connection with the subject matter hereof. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, relating to the subject matter hereof except as specifically set forth in this Agreement.

5.10	Waiver

Any waiver of, or consent to depart from, the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the Party giving it, and only in the specific instance and for the specific purpose for which it has been given. No failure on the part of any Party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right. No single or partial exercise of any such right shall preclude any other or further exercise of such right or the exercise of any other right.

5.11	Consent

Where a provision of this Agreement requires an approval or consent by a Party and written notification of such approval or consent is not delivered within the applicable time in accordance with this Agreement, then the Party whose consent or approval is required shall be conclusively deemed to have withheld its approval or consent.

5.12	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and shall be treated, in all respects, as a British Columbia contract. Each Party to this Agreement agrees (a) that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of the Province of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the non-exclusive jurisdiction of such courts in any such action or proceeding; (b) to be bound by any judgment of such courts and agrees not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction; and (c) not to commence or maintain any action, claim, cause of action or suit (in contract, delict or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before the above-named court nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, delict or otherwise), inquiry, proceeding or investigation to any court other than the above-named court whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any Party is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Notwithstanding the foregoing, any Party may commence and maintain an action to enforce a judgment of the above-named court in any court of competent jurisdiction. Each Party hereby consents to service of process in any such proceeding in any manner permitted by the laws of Ontario, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 5.8 is reasonably calculated to give actual notice. Any Party that commences an action hereunder in the above-named court shall not be required to post any bond in connection therewith.

5.13	Severability

If any term or other provision of this Agreement shall be determined by a court, administrative agency or arbitrator in any jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not render the entire Agreement invalid and shall not affect the validity, legality or enforceability of such term or other provision in any other jurisdiction. Rather, this Agreement shall be construed as if not containing the particular invalid, illegal or unenforceable provision, and all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent permitted under applicable law.

5.14	Counterparts

This Agreement may be executed in separate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement. Delivery of an executed signature page to this Agreement by a Party by facsimile or electronic transmission shall be as effective as delivery of a manually executed copy of this Agreement by such Party.

* * * * *

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

SUBVERSIVE CAPITAL ACQUISITION CORP.

By:	/s/ Leland Hensch

Name: Leland Rensch
Title: Chief Executive Officer

SUBVERSIVE CAPITAL SPONSOR, LLC

By:	/s/ Michael Auerbach

Name: Michael Auerbach
Title: Managing Member

GRHP MANAGMENT, LLC

By:

Name:
Title:

Signature Page to Nomination Rights Agreement

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

SUBVERSIVE CAPITAL ACQUISITION CORP.

By:

Name: Leland Hensch
Title: Chief Executive Officer

SUBVERSIVE CAPITAL SPONSOR, LLC

By:

Name: Michael Auerbach
Title: Managing Member

GRHP MANAGMENT, LLC

By:	/s/ Rich Brown

Name: Richard Brown
Title: Manager

Signature Page to Nomination Rights Agreement

Exhibit A

Board Committees

Audit

Jeffry Allen, Chair

Daniel Neukomm

Al Foreman

Compensation

Daniel Neukomm, Chair

Al Foreman

Leland Hensch

Nomination and Governance

Carol Bartz, Chair

Daniel Neukomm

Michael Auerbach